LEXINGTON CORPORATE PROPERTIES TRUST

                      2001 SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     As a holder of common shares of Lexington Corporate Properties Trust, I hereby appoint Patrick Carroll and Paul R. Wood proxies, with full power of substitution and with power to act without the other, and hereby authorize them to represent and to vote, as designated below, all the common shares held of record by me on October 12, 2001 at the Special Meeting of Shareholders to be held on November 28, 2001, and at any adjournments thereof, as if I were present and voting at the meeting.


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THE BOARD OF TRUSTEES OF LEXINGTON CORPORATE PROPERTIES TRUST RECOMMENDS THAT
YOU VOTE "FOR" APPROVAL OF EACH OF THE PROPOSALS SET FORTH BELOW

                                                                 Please mark [x]
                                                                 your votes as
                                                                 indicated in
                                                                 this example

1. MERGER AGREEMENTS. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, AS AMENDED, PURSUANT TO WHICH EACH OF NET 1 L.P. AND NET 2 L.P., RESPECTIVELY, WILL MERGE INTO NET 3 ACQUISITION L.P., IN EXCHANGE FOR A SPECIFIED NUMBER OF COMMON SHARES OF LEXINGTON CORPORATE PROPERTIES TRUST AND A SPECIFIED AGGREGATE AMOUNT OF CASH.

                    FOR       AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

2. ARTICLES OF AMENDMENT OF DECLARATION OF TRUST. APPROVAL AND ADOPTION OF THE ARTICLES OF AMENDMENT PURSUANT TO WHICH THE DECLARATION OF TRUST OF LEXINGTON CORPORATE PROPERTIES TRUST WILL BE AMENDED TO INCREASE THE NUMBER OF COMMON SHARES WHICH LEXINGTON CORPORATE PROPERTIES TRUST HAS THE AUTHORITY TO ISSUE FROM 40,000,000 COMMON SHARES TO 80,000,000 COMMON SHARES.

                    FOR       AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

3. ADJOURNMENT OF MEETING. TO CONSIDER AND VOTE UPON A PROPOSAL TO ADJOURN THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSED MERGERS AND THE PROPOSED AMENDMENT OF THE DECLARATION OF TRUST.

                    FOR       AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

4. OTHER BUSINESS. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OF THE SPECIAL MEETING.

                    FOR       AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

I hereby revoke any other proxy or proxies heretofore given to vote or act with respect to my common shares of Lexington Corporate Properties Trust, and hereby ratify and confirm all action the herein named proxies, their substitutes, or any of them may lawfully take by virtue of this proxy.

If property executed, the common shares represented by this proxy will be voted as directed by the shareholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted "For" the proposals set forth on this proxy.

Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use. Faxed and mailed proxies will be received until the commencement of the special meeting, or any adjourned meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

Signature ____________________ Signature __________________________ Date ______

NOTE: Signatures should agree with the names stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

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